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                                                                       EXHIBIT 1



                               NORTHEAST UTILITIES

                             UNDERWRITING AGREEMENT

                                            February [__], 2001

Northeast Utilities
174 Brush Hill Avenue
West Springfield, Massachusetts 01090-2010

           1. Purchase and Sale. On the basis of the representations and warranties, and subject to the terms and conditions set forth in this agreement (this "AGREEMENT"), the Underwriter (defined below) shall purchase from Northeast Utilities (the "COMPANY"), and the Company shall sell to the Underwriter, the principal amount of the Company's Notes due [__________], 2003, set forth opposite the name of the Underwriter in Schedule I hereto at the price specified in Schedule II hereto (the aggregate principal amount of the notes described in Schedule II hereto are hereinafter referred to as the "NOTES").

           2. Underwriter. The term "UNDERWRITER", as used herein, shall be deemed to mean Morgan Stanley & Co. Incorporated.

           3. Representations and Warranties. The Company represents and warrants to and agrees with the Underwriter that:

                  (a) The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement (Registration Statement No. 333-[_____]), including a prospectus, relating to $600,000,000 principal amount of senior notes, including the Notes, and has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "PROSPECTUS SUPPLEMENT") specifically relating to the Notes pursuant to Rule 424 under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The term "REGISTRATION Statement" means the registration statement, including the exhibits thereto, as amended to the date of this Agreement. The term "BASIC PROSPECTUS" means the prospectus included in the Registration Statement. The term "PROSPECTUS" means the Basic Prospectus together with the Prospectus Supplement. The term "PRELIMINARY PROSPECTUS" means a preliminary prospectus supplement specifically relating to the Notes, together with the Basic Prospectus. As used herein, the terms "Basic Prospectus," "Prospectus" and "preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "SUPPLEMENT," "AMENDMENT" and "AMEND" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the
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         Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

                  (b) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, no order directed to the adequacy of any document incorporated by reference in the Prospectus has been issued by the Commission and no proceedings for either such purpose are pending before or threatened by the Commission.

                  (c) (i) Each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain, and, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), of The Bank of New York (the "TRUSTEE").

                  (d) The Company has been duly formed, is validly existing as a Massachusetts voluntary association in good standing under the laws of Massachusetts, has the power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company possesses such material certificates, authorizations, franchises or permits issued by the appropriate state or federal regulatory authorities or bodies as are necessary to conduct its business as currently conducted.

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                  (e) Each majority-owned subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each such subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims. Each such subsidiary possesses such material certificates, authorizations, franchises or permits issued by the appropriate state or federal regulatory authorities or bodies as are necessary to conduct its business as currently conducted.

                  (f) This Agreement has been duly authorized, executed and delivered by the Company.

                  (g) The Indenture pursuant to which the Notes are being issued (the "INDENTURE") has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

                  (h) The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriter in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

                  (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Notes will not contravene any provision of applicable law or the Declaration of Trust of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Notes, except such as have been obtained under the Securities

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         Act and the Public Utility Holding Company Act of 1935 and such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.

                  (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

                  (k) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

                  (l) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                  (m) The Company is not and, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (n) Except as disclosed in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), there are no costs or liabilities associated with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS") (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

           4. Terms of Public Offering. The Company is advised by the Underwriter that it proposes to make a public offering of the Notes as soon after this Agreement has been

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         entered into as in the judgment of the Underwriter is advisable. The terms of the public offering of the Notes are set forth in the Prospectus.

           5. Payment and Delivery. Except as otherwise provided in this Section 5, payment for the Notes shall be made to the Company in Federal or other funds immediately available at the time (the "CLOSING DATE") and place set forth in
Schedule II hereto, upon delivery to Morgan Stanley & Co. Incorporated of the Notes, in fully registered global form registered in the name of Cede & Co., for the respective accounts specified by Morgan Stanley & Co. Incorporated in writing not less than the business day immediately preceding the date of delivery, with any transfer taxes payable in connection with the transfer of the Notes to the Underwriter duly paid.

         6. Conditions to the Underwriter's Obligations. The obligations of the Underwriter are subject to the following conditions:

            (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                           (i) there shall not have occurred any downgrading,
                  nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                          (ii) there shall not have occurred any change, or any
                  development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in the judgment of Morgan Stanley & Co. Incorporated, is material and adverse and that makes it, in the judgment of Morgan Stanley & Co. Incorporated, impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus.

                  (b) The Underwriter shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

                  The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

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                  (c) The Underwriter shall have received on the Closing Date an opinion of Jeffrey C. Miller, Esq., Assistant General Counsel of Northeast Utilities Service Company, dated the Closing Date, to the effect that:

                           (i) the Company has been duly formed, is validly
                  existing as a Massachusetts voluntary association in good standing under the laws of Massachusetts, has the power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; the Company possesses such material certificates, authorizations, franchises or permits issued by the appropriate state or federal regulatory authorities or bodies as are necessary to conduct its business as currently conducted;

                          (ii) each subsidiary of the Company has been duly
                  incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; each subsidiary of the Company possesses such material certificates, authorizations, franchises or permits issued by the appropriate state or federal regulatory authorities or bodies as are necessary to conduct its business as currently conducted;

                         (iii) this Agreement has been duly authorized, executed
                  and delivered by the Company;

                          (iv) the Indenture has been duly qualified under the
                  Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity;

                           (v) the Notes have been duly authorized and executed,
                  when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriter in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture, and will

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
                  be valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity;

                          (vi) (A) the execution and delivery by the Company of,
                  and the performance by the Company of its obligations under, this Agreement, the Indenture and the Notes will not contravene any provision of applicable law or the Declaration of Trust of the Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and (B) no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture and the Notes, except such as have been obtained from the Commission under the Securities Act and the Public Utility Holding Company Act of 1935 and such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes;

                         (vii) the statements (A) in the Prospectus under the
                  captions "Description of [Debt Securities]," "Plan of Distribution" and "[_______]," (B) in the Registration Statement under Item 15, (C) in "Item 3 - Legal Proceedings" of the Company's most recent annual report on Form 10-K incorporated by reference in the Prospectus and (D) in "Item 1
                  - Legal Proceedings" of Part II of the Company's quarterly reports on Form 10-Q, if any, filed since such annual report, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                        (viii) after due inquiry, such counsel does not know of
                  any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required;

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
                          (ix) the Company is not and, after giving effect to
                  the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                           (x) except as disclosed in the Prospectus, the
                  Company and its subsidiaries (A) are in compliance with any and all applicable Environmental Laws, (B) have received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and

                          (xi) such counsel (A) is of the opinion that each
                  document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except for financial statements and schedules included therein as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (B) has no reason to believe that (except for financial statements and schedules as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to) each part of the Registration Statement, when such part became effective, contained and, as of the date such opinion is delivered, contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (D) has no reason to believe that (except for financial statements and schedules as to which such counsel need not express any belief) the Prospectus as of the date such opinion is delivered contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (d) The Underwriter shall have received on the Closing Date an opinion of Day, Berry & Howard LLP, counsel for the Company, dated the Closing Date, covering the matters referred to in Sections 6(c)(iii), 6(c)(iv), 6(c)(v) and 6(c)(ix)

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         and clauses 6(c)(vi)(A) (as to the Company's Declaration of Trust),
         6(c)(vi)(B), 6(c)(vii)(A), 6(c)(vii)(B), 6(c)(xi)(B), 6(c)(xi)(C) and
         6(c)(xi)(D) above.

                  (e) The Underwriter shall have received on the Closing Date an opinion of Pillsbury Winthrop LLP, special counsel for the Underwriter, dated the Closing Date, covering the matters referred to in Sections 6(c)(iii), 6(c)(iv), 6(c)(v) and 6(c)(vii) (but only as to the statements in the Prospectus under "Description of [Debt Securities]", "Plan of Distribution" and "[__________]") and clauses 6(c)(xi)(B), 6(c)(xi)(C) and 6(c)(xi)(D) above.

                  With respect to Section 6(c)(xi) above, Jeffrey C. Miller, Esq. may state that his opinion and belief are based upon his participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to clauses 6(c)(xi)(B), 6(c)(xi)(C) and 6(c)(xi)(D) above, Day, Berry & Howard LLP and Pillsbury Winthrop LLP may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (but not including documents incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification, except as specified.

                  The opinions of Jeffrey C. Miller, Esq. and Day, Berry & Howard LLP described in Section 6(c) and 6(d) above shall be rendered to the Underwriter at the request of the Company and shall so state therein.

                  (f) The Underwriter shall have received on the Closing Date a letter, dated the Closing Date, in form and substance satisfactory to the Underwriter, from the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus.

         7. Covenants of the Company. In further consideration of the agreements of the Underwriter herein contained, the Company covenants with the Underwriter as follows:

                  (a) To furnish Morgan Stanley & Co. Incorporated, without charge, [___] signed copies of the Registration Statement (including exhibits thereto) and to furnish Morgan Stanley & Co. Incorporated in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(c) below, as many copies of the Prospectus, any documents incorporated by reference therein

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
         and any supplements and amendments thereto or to the Registration Statement as Morgan Stanley & Co. Incorporated may reasonably request.

                  (b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Notes, to furnish to Morgan Stanley & Co. Incorporated a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which Morgan Stanley & Co. Incorporated reasonably objects.

                  (c) If, during such period after the first date of the public offering of the Notes as in the opinion of counsel for the Underwriter the Prospectus is required by law to be delivered in connection with sales by the Underwriter or a dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriter, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriter and to the dealers (whose names and addresses Morgan Stanley & Co. Incorporated will furnish to the Company) to which Notes may have been sold by Morgan Stanley & Co. Incorporated and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                  (d) To endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as Morgan Stanley & Co. Incorporated shall reasonably request; provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process or to file annual reports or to comply with any other requirements deemed by the Company in its reasonable judgment to be unduly burdensome.

                  (e) To make generally available to the Company's security holders and to Morgan Stanley & Co. Incorporated as soon as practicable an earning statement covering a twelve month period beginning on the first day of the first full fiscal quarter after the date of this Agreement, which earning statement shall satisfy the provisions of
         Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder. If such fiscal quarter is the last fiscal quarter of the Company's fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

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
                  (f) During the period beginning on the date of this Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Notes (other than (i) the Notes and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of Morgan Stanley & Co. Incorporated.

                  (g) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Notes under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriter and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Notes to the Underwriter, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Notes under state law and all expenses in connection with the qualification of the Notes for offer and sale under state law as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter not to exceed $10,000 in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iv) the fees and disbursements of the Company's counsel and accountants and of the Trustee and its counsel, (v) all filing fees and the reasonable fees and disbursements of counsel to the Underwriter incurred in connection with any review and qualification of the offering of the Notes by the National Association of Securities Dealers, Inc., (vi) any fees charged by the rating agencies for the rating of the Notes and
         (vii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled "Indemnity and Contribution", and Section 10 entitled "Expenses" below, the Underwriter will pay all of its costs and expenses, including fees and disbursements of its counsel, and any advertising expenses connected with any offers it may make.

           8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged

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
untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein.

          (b) The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 8(a) or 8(b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 8(a) above, and by the Company, in the case of parties indemnified pursuant to Section 8(b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Notes or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other hand in connection with the offering of the Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Notes (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate public offering price of the Notes. The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) The Company and the Underwriter agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f) The indemnity and contribution provisions contained in this
Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Notes.

           9. Termination. This Agreement shall be subject to termination by notice given by Morgan Stanley & Co. Incorporated to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of Morgan Stanley & Co. Incorporated, is material and adverse and (b) in the case of any of the events specified in clauses 9(a)(i) through 9(a)(iv), such event, singly or together with any other such event, makes it, in the judgment of Morgan Stanley & Co. Incorporated, impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus.

          10. Expenses. If this Agreement shall be terminated by the Underwriter because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriter for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

         11. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

         14. No Shareholder Liability. The Declaration of Trust of the Company provides that no shareholder of the Company shall be held to any liability whatever for the payment of any sum of money, or for damages or otherwise, under any contract, obligation or undertaking made, entered into or issued by the trustees of the Company or by any officer, agent or representative elected or appointed by the trustees of the Company and no such contract, obligation or undertaking shall be enforceable against the trustees of the Company or any of them in their or his individual capacities or capacity and all such contracts, obligations and undertakings shall be enforceable only against the trustees of the Company as such, and every person, firm, association, trust and corporation having any claim or demand arising out of any such contract, obligation or undertaking shall look only to the trust estate for the payment or satisfaction thereof.

         Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.

                                      Very truly yours,

                                      MORGAN STANLEY & CO. INCORPORATED



                                      By:
                                           -------------------------------------
                                           Name:
                                           Title:

Accepted:

NORTHEAST UTILITIES



By:
   -------------------------------
   Name:
   Title:

                                   SCHEDULE I


Underwriter                                           Principal Amount of Notes
Morgan Stanley & Co. Incorporated                     $[______________]

                  TOTAL..........                     $[______________]

                                   SCHEDULE II

Underwriting Agreement dated February [__], 2001

Registration Statement No. 333-[_______]

Underwriter and Address:

         Morgan Stanley & Co. Incorporated
         1585 Broadway
         New York, New York 10036

Designation:                        [Senior Notes, Floating Rate Series Due
                                    _________, 2003]

Principal Amount:                   $[___________]

Date of Maturity:                   [__________], 2003

Interest Rate:                      Floating rate equal to [_________]

Interest Payment Dates:             [__________] and [_________] of each year,
                                    commencing [___________], 2001

Record Dates:                       [_________] and [_________], commencing
                                    [__________], 2001

Purchase Price:                     [________]% of the principal amount thereof,
                                    plus accrued interest, if any, from the date
                                    of original issuance thereof

Public Offering Price:              [________]% of the principal amount thereof,
                                    plus accrued interest, if any, from the date
                                    of original issuance thereof

Redemption Terms:                   Redeemable in whole at any time or in part
                                    from time to time prior to maturity at the
                                    option of the Company at the outstanding
                                    principal amount thereof, together with
                                    accrued and unpaid interest, if any

Closing Date and Location:          [___________], 2001
                                    Pillsbury Winthrop LLP
                                    One Battery Park Plaza
                                    New York, New York 10004